Exhibit 3.159

050104

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Organization
Limited-Liability Company
(PURSUANT TO NRS CHAPTER 86)

Filed in the office of
Ross Miller
Secretary of State
State of Nevada

Document Number: 20140353101-00
Filing Date and Time: 05/13/2014 2:25 PM
Entity Number: E0255122014-1

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited-Liability Company: (must contain approved limited-liability company wording; see instructions)
Salt Lake Independence LLC
☐ Check box if a Series Limited-Liability Company ☐ Check box if a Restricted Limited-Liability Company

2. Registered Agent for Service of Process: (check only one box)
☒ Commercial Registered Agent: National Registered Agents, Inc. of NV
Name
☐ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below)
Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity:
Street Address: City: Nevada Zip Code:
Mailing Address (if different from street address): City: Nevada Zip Code:

3. Dissolution Date: (optional)
Latest date upon which the company is to dissolve (if existence is not perpetual):

4. Management: (required)
Company shall be managed by: ☐ Manager(s) **OR** ☒ Member(s) (check only one box)

5. Name and Address of each Manager or Managing Member: (attach additional page if more than 3)
1) Name: Successor Healthcare, Inc.
Street Address: 27101 Puerta Real, Suite 450 City: Mission Viejo State: CA Zip Code: 92691
2) Name:
Street Address: City: State: Zip Code:
3) Name:
Street Address: City: State: Zip Code:

6. Effective Date and Time: (optional)
Effective Date: Effective Time:

7. Name, Address and Signature of Organizer: (attach additional page if more than 1 organizer)
I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.
Name: Mary E. Keogh
Organizer Signature: X [signature]
Address: One Rodney Square, 4th Floor City: Wilmington State: DE Zip Code: 19801

8. Certificate of Acceptance of Appointment of Registered Agent:
I hereby accept appointment as Registered Agent for the above named Entity.
X [signature]
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity
Date: 05/13/2014

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 86 DLLC Articles

INITIAL/ANNUAL LIST OF MANAGERS OR MANAGING MEMBERS AND STATE BUSINESS LICENSE APPLICATION OF:

ENTITY NUMBER: E0255122014-1

Salt Lake Independence LLC

NAME OF LIMITED-LIABILITY COMPANY

FOR THE FILING PERIOD OF 06/2014 TO 06/2015

USE BLACK INK ONLY - DO NOT HIGHLIGHT

YOU MAY FILE THIS FORM ONLINE AT www.nvsilverflume.gov

☒ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all manager or managing members. A Manager, or if none, a Managing Member of the LLC must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional managers or managing members, attach a list of them to this form.
3. Return completed form with the fee of $125.00. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.
4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. Ordering Copies: If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A copy fee of $2.00 per page is required for each additional copy generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing.

Filed in the office of Ross Miller, Secretary of State, State of Nevada
Document Number: 20140461798-02
Filing Date and Time: 06/25/2014 2:55 PM
Entity Number: E0255122014-1

ABOVE SPACE IS FOR OFFICE USE ONLY

ANNUAL LIST FILING FEE: $125.00 LATE PENALTY: $75.00 (if filing late) BUSINESS LICENSE FEE: $200.00 LATE PENALTY: $100.00 (if filing late)

CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW

☐ Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. Exemption code: ____

NRS 76.020 Exemption Codes
001 - Governmental Entity
005 - Motion Picture Company
006 - NRS 680B.020 Insurance Co.

NOTE: If claiming an exemption, a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility form will result in rejection, which could result in late fees.

NAME				MANAGER OR MANAGING MEMBER
CTR Partnership, L.P.				
ADDRESS	**CITY**	**STATE**	**ZIP CODE**	
27101 Puerta Real, Suite 400	Mission Viejo	CA	92691	

NAME				MANAGER OR MANAGING MEMBER
ADDRESS	**CITY**	**STATE**	**ZIP CODE**	

NAME				MANAGER OR MANAGING MEMBER
ADDRESS	**CITY**	**STATE**	**ZIP CODE**	

NAME				MANAGER OR MANAGING MEMBER
ADDRESS	**CITY**	**STATE**	**ZIP CODE**	

None of the managers or managing members identified in the list of managers and managing members has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of a manager or managing member in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X [signature]

Signature of Manager, Managing Member or Other Authorized Signature

CTR Partnership, L.P., Member,
Title: By: CareTrust GP, LLC, its General Partner
By: CareTrust REIT, Inc, its Member,
~~By: William Wagner~~
Title: Chief Financial Officer

Date: 06/25/2014

Nevada Secretary of State List ManorMem
Revised: 8-8-13